                                                                   EXHIBIT 2.4.1





                           ASSET PURCHASE AGREEMENT

                                by and between

                          ADVANTAGE TECHNOLOGY, INC.

                                   as Seller

                                      and

                             OPSEC ADVANTAGE, INC.

                                   as Buyer

                                      and

                    MICHAEL F. BRENNAN and JOSEPH G. LYALL,

                                as Shareholders


                             Effective May 1, 1998

                               TABLE OF CONTENTS


1.       PURCHASE PRICE AND TERMS............................................ 1
         ------------------------
         1.1      Cash Payment............................................... 1
                  ------------
         1.2      Audit; Cash Price Adjustment............................... 1
                  ----------------------------
         1.3      Initial Stock Payment...................................... 2
                  ---------------------
         1.4      Contingent Stock Payment................................... 2
                  ------------------------
         1.5      Stock Adjustments.......................................... 2
                  -----------------

2.       PURCHASE AND SALE OF ASSETS......................................... 3
         ---------------------------
         2.1      Transferred Assets......................................... 3
                  ------------------
         2.2      Excluded Assets and Obligations............................ 5
                  -------------------------------

3.       LIABILITIES......................................................... 5
         -----------
         3.1      Accounts Payable........................................... 5
                  ----------------
         3.2      Obligations under Assigned Contracts....................... 5
                  ------------------------------------
         3.3      Funded Debt................................................ 6
                  -----------
         3.4      Employment Matters......................................... 6
                  ------------------
         3.5      Other Accruals............................................. 6
                  --------------

4.       GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER AND THE
         --------------------------------------------------------
         SHAREHOLDERS........................................................ 6
         ------------
         4.1      Organization; Standing..................................... 6
                  ----------------------
         4.2      Authority; Binding Obligation.............................. 6
                  -----------------------------
         4.3      No Violation............................................... 6
                  ------------
         4.4      Licenses and Permits....................................... 7
                  --------------------
         4.5      Financial Statements....................................... 7
                  --------------------
         4.6      Records.................................................... 7
                  -------
         4.7      Absence of Certain Changes................................. 7
                  --------------------------
         4.8      Title to and Condition of the Assets....................... 8
                  ------------------------------------
         4.9      Customers and Suppliers.................................... 8
                  -----------------------
         4.10     Employees - Consultants.................................... 8
                  -----------------------
         4.11     Litigation................................................. 9
                  ----------
         4.12     Contracts.................................................. 9
                  ---------
         4.13     No Bankruptcy.............................................. 9
                  -------------
         4.14     Tax Returns................................................ 9
                  -----------
         4.15     Environmental Liability.................................... 9
                  -----------------------
         4.16     Compliance With Zoning/Planning/Safety Regulations........ 10
                  --------------------------------------------------
         4.17     Employment and Employment Practices....................... 10
                  -----------------------------------
         4.18     Receivables............................................... 10
                  -----------
         4.19     Inventory and Supplies.................................... 10
                  ----------------------
         4.20     Intellectual Property..................................... 10
                  ---------------------
         4.21     Insurance................................................. 11
                  ---------
         4.22     Employee Benefit Plans.................................... 11
                  ----------------------
         4.23     Warranty Claims........................................... 11
                  ---------------
         4.24     Computer Programs......................................... 12
                  -----------------
         4.25     No Finder's Fee........................................... 12
                  ---------------
         4.26     Full Disclosure........................................... 12
                  ---------------

5.       REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS WITH
         ------------------------------------------------------------------
         RESPECT TO THE ACQUISITION OF THE SHARES........................... 12
         -----------------------------------------
         5.1      Sophistication; Investment Intent......................... 12
                  ---------------------------------
         5.2      Availability of Public Documents.......................... 12
                  --------------------------------
         5.3      Unregistered Shares....................................... 13
                  -------------------
         5.4      Restrictive Legend........................................ 13
                  ------------------
         5.5      Opportunity to Discuss Terms.............................. 13
                  ----------------------------

6.       REPRESENTATIONS AND WARRANTIES OF BUYER............................ 13
         ---------------------------------------
         6.1      Good Standing; Organization............................... 13
                  ---------------------------
         6.2      Authority; Binding Obligation............................. 13
                  -----------------------------
         6.3      Governmental Consents..................................... 14
                  ---------------------
         6.4      No Finder's Fee........................................... 14
                  ---------------
         6.5      OpSec SEC Documents and Financial Statements.............. 14
                  --------------------------------------------

7.       CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE........................ 15
         -------------------------------------------
         7.1      Representations and Warranties True....................... 15
                  -----------------------------------
         7.2      Covenants and Agreements Performed........................ 15
                  ----------------------------------
         7.3      Financing................................................. 15
                  ---------
         7.4      Approval of Counsel to Buyer.............................. 16
                  ----------------------------
         7.5      Due Diligence............................................. 16
                  -------------
         7.6      Employment Agreements..................................... 16
                  ---------------------
         7.7      Asset Information......................................... 16
                  -----------------
         7.8      Audited Financials........................................ 16
                  ------------------
         7.9      Legal Proceedings......................................... 16
                  -----------------
         7.10     Consents.................................................. 16
                  --------

8.       CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE....................... 16
         --------------------------------------------
         8.1      Representations and Warranties True....................... 16
                  -----------------------------------
         8.2      Covenants and Agreements Performed........................ 17
                  ----------------------------------
         8.3      Approval of Counsel to Seller............................. 17
                  -----------------------------
         8.4     Employment Agreements...................................... 17
                 ---------------------
         8.5      Legal Proceedings......................................... 17
                  -----------------
         8.6      Consents.................................................. 17
                  --------
         8.7      Buyer Financing .......................................... 17
                  ----------------


9.       RISK OF LOSS....................................................... 17
         ------------

10.      PRICE ALLOCATION................................................... 17
         ----------------

11.      TAX REPORTING...................................................... 17
         -------------

12.      PRORATION.......................................................... 17
         ---------

13.      CLOSING............................................................ 18
         -------
         13.1     General................................................... 18
                  -------
         13.2     Closing Transactions...................................... 18
                  --------------------

14.      EXPENSES OF SALE................................................... 19
         ----------------

15.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION....................... 19
         --------------------------------------------
         15.1     Survival.................................................. 19
                  --------

         15.2     Indemnification by Seller and the Shareholders............ 19
                  ----------------------------------------------
         15.3     Indemnification by Buyer.................................. 20
                  ------------------------
         15.4     Limitation on Indemnification............................. 20
                  -----------------------------

16.      ADDITIONAL AGREEMENTS AND COVENANTS................................ 20
         -----------------------------------
         16.1     Access to Information..................................... 20
                  ---------------------
         16.2     Conduct of Business of Seller............................. 21
                  -----------------------------
         16.3     Confidentiality........................................... 21
                  ---------------
         16.4     Acquisition Proposals..................................... 21
                  ---------------------
         16.5     Third Party Consents...................................... 22
                  --------------------
         16.6     Reasonable Best Efforts................................... 22
                  -----------------------
         16.7     Covenant Not to Compete................................... 22
                  -----------------------
         16.8     Amendment of Schedules.................................... 22
                  ----------------------

17.  MISCELLANEOUS.......................................................... 23
     -------------
         17.1     Notices................................................... 23
                  -------
         17.2     Governing Law............................................. 24
                  -------------
         17.3     Succession................................................ 24
                  ----------
         17.4     Entireties................................................ 24
                  ----------
         17.5     Severability.............................................. 24
                  ------------
         17.6     Cooperation............................................... 24
                  -----------
         17.7     Paragraph Headings........................................ 24
                  ------------------
         17.8     Press Releases and Public Announcements................... 25
                  ---------------------------------------
         17.9     Personal Jurisdiction..................................... 25
                  ---------------------
         17.10  Counterparts; Facsimile Signatures.......................... 25
                ----------------------------------
         17.11  Remedies - Attorneys' Fees.................................. 25
                --------------------------
         17.12  Time........................................................ 25
                ----

Exhibits

         A.       Registration Rights Agreement
         B.       Financial Statements
         C.       General Assignment/Bill of Sale
         D.       Opinion of Buyer's Counsel
         E.       Opinion of Seller's Counsel
         F.       Non-Competition and Confidentiality Agreement


Schedules

         1.5      Stock Adjustments/Seller's Projections
         2.1.1    Tangible Personal Property
         2.1.2    Inventory
         2.1.3    Accounts Receivable
         2.1.4    Computer Programs
         2.1.5    Contracts and Agreements
         2.1.7    Goodwill
         2.1.8    Copyrights and Similar Property
         2.1.9    Insurance Policies
         2.2      Excluded Assets
         3.1      Accounts Payable
         3.2      Obligations Under Assigned Contracts
         4.4      Licenses and Permits

         4.8      Title to and Condition of the Assets
         4.9      Customers and Suppliers
         4.10     Employees - Consultants
         4.11     Litigation
         4.12     Contracts
         4.14     Unfiled Tax Returns
         4.15     Environmental Liability
         4.18     Receivables
         4.20     Intellectual Property
         4.21     Insurance
         4.22     Employee Benefit Plans
         4.23     Warranty Claims
         6.5.3    OpSec Liabilities
         6.5.4    Certain Changes or Events
         10       Price Allocation

  This Asset Purchase Agreement (the "Agreement") is made and entered this 29th day of May, 1998, effective as of the opening of business May 1, 1998 (the "Effective Date"), by and between ADVANTAGE TECHNOLOGY, INC., a Pennsylvania corporation ("Seller"), OPSEC ADVANTAGE, INC., a Colorado corporation ("Buyer"), and MICHAEL F. BRENNAN and JOSEPH G. LYALL (the "Shareholders").


                                R E C I T A L S
                                ---------------


A. Seller is a corporation engaged in the business of manufacturing security laminates and other security products incorporating its proprietary non-holographic diffraction coatings (the "Business").

B. Buyer is a wholly-owned subsidiary of Optical Security Industries, Inc., a Colorado corporation which is a wholly-owned subsidiary of Optical Security Group, Inc., a Colorado corporation ("OpSec").

C.  Shareholders are the sole shareholders of the Seller.

D. Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller, substantially all of the assets of Seller used in the Business under the terms and subject to the conditions of this Agreement.

    NOW THEREFORE, in consideration of the Recitals, the mutual promises, covenants, agreements, representations, and warranties contained in this Agreement, and the monetary consideration described below, the receipt and sufficiency of which are acknowledged, the parties, intending to be bound, agree as follows:

    1.  PURCHASE PRICE AND TERMS.  Buyer shall purchase the Assets, as defined
        ------------------------
in Section 2 below, for the following consideration with the adjustments specified below:

        1.1   Cash Payment.  $2,000,000.00 in cash, certified funds, wire
              ------------
transfer or other immediately available funds, delivered to Seller at Closing, as defined in Section 13.

        1.2   Audit; Cash Price Adjustment.  On or before ninety (90) days after
              ----------------------------
Closing, the accounting firm of Simon Lever & Company shall deliver to the Buyer the results of an unqualified audit of the Business, its income, Assets and Assumed Liabilities as of the year ended December 31, 1997 (the "Post-Closing Audit"). The results of the Post-Closing Audit shall be compared to the 1997 Financial Statements provided pursuant to Section 4.5 below. If the difference between the value of the Assets minus the Assumed Liabilities on the 1997 Financial Statements exceeds by more than $100,000.00 the difference between the Assets minus the Assumed Liabilities on the Post-Closing Audit (the "Cash Price Adjustment"), the Seller and/or the Shareholders shall refund the Cash Price Adjustment in cash or other good funds to the Buyer within ten (10) days of a written demand.

        1.3   Initial Stock Payment.  A number of shares (the "Initial Shares")
              ---------------------
of common stock, par value $.005 per share, of OpSec (the "Common Stock"), delivered to Seller at Closing equal to the lesser of (a) 300,000 Initial Shares, or (b) a number of Initial Shares which, when multiplied by the arithmetic average of the market bid price for the Common Stock for the twenty
(20) trading days ending the day before Closing reported on the NASDAQ Stock MarketSM on the Closing Date equals $2,000,000, excluding fractional shares, provided, however, that notwithstanding the reported market bid prices, the number of Initial Shares shall not be less than 200,000 shares of Common Stock. The Initial Shares shall be subject to a registration rights agreement substantially in the form specified by EXHIBIT A attached hereto and incorporated herein by this reference (the "Registration Rights Agreement").

        1.4   Contingent Stock Payment.  As soon as practical after reviewing
              ------------------------
the audited financial results of Buyer solely related to the Business for the period from Closing through March 31, 1999, the Buyer shall deliver to Seller additional shares of Common Stock (the "Contingent Shares") at the rate of 1,000 shares of Common Stock for each $10,000 of net profits from operations related solely to the Business, in excess of

$500,000 before taxes, on an annualized basis, and prepared in accordance with generally accepted accounting principles consistently applied. Buyer shall keep separate internal accounting records for the Business which will be reviewed for accuracy and consistency by the Buyer's independent certified public accountants. Buyer may satisfy all of its obligations under this Section 1.4 by remitting to Seller 50,000 Shares at any time prior to receiving Buyer's audited financial results solely related to the Business for the period ending March 31, 1999. The Contingent Shares will be subject to the Registration Rights Agreement.

        1.5   Stock Adjustments.  The Stock Payments shall be subject to the
              -----------------
following adjustments:

              1.5.1  Initial Shares Value.  If on March 31, 1999, (the
                     --------------------
"Adjustment Date") the fair market value, as defined below, of the Initial Shares then held by the Seller and/or the Shareholders is less than $2,000,000 if all such Initial Shares are so held, or a pro-rata portion thereof if not all such Initial Shares are so held, the Buyer will deliver to Seller an additional number of shares of Common Stock (the "Adjustment Shares"), the fair market value of which shall be equal to the difference between the fair market value of the Initial Shares on the Adjustment Date and $2,000,000, or the applicable pro-rata portion thereof. Notwithstanding the above, the number of Adjustment Shares shall not exceed 200,000 shares of Common Stock, provided, however, that the Adjustment Shares shall be increased to a maximum of 250,000 shares if Buyer's income before taxes for the period from Closing through March 31, 1999, related solely to the Business is at least $400,000.00. Buyer's net income before taxes shall be determined in accordance with generally accepted accounting principles consistent with the methodology employed in the projections for Seller's 1998 calendar year and provided by Seller to Buyer which are attached hereto as
Schedule 1.5. For purposes of this section, the fair market value of the Common Stock shall be the arithmetic average of the market bid prices for the Common Stock as reported on The NASDAQ Stock MarketSM or such other United States over-the-counter market or exchange on which the Common Stock is then reported, for the 30 trading days immediately prior to the Adjustment Date. The Adjustment Shares, if any, shall be subject to the Registration Rights Agreement. Notwithstanding the foregoing, Buyer shall not be obligated to deliver any Adjustment Shares in respect of any Initial Shares which, on or before the Adjustment Date (a) have been sold by Seller or the Shareholders for cash, (b) have become freely tradeable without restriction, if, on the date they became freely tradeable, their value measured on such date is at least $2,000,000.00 or the applicable pro-rata portion thereof, or (c) have been exchanged by Seller or the Shareholders for other freely tradeable securities, if, on the date of the exchange, such other freely tradeable securities have a value, measured on the date of the exchange, of at least $2,000,000.00 or the applicable pro-rata portion thereof.

              1.5.2  Income Adjustment.  If the income before taxes for the
                     -----------------
Business ("Net Income") for the 1997 calendar year as reflected on the Post Closing Audit is materially less than the Net Income set forth in the 1997 Financial Statements provided pursuant to Section 4.5, the Seller and the Shareholders shall return to the Buyer a pro-rata number of the Initial Shares based upon the ratio of the Net Income reflected on the Post Closing Audit that differs by more than 15% from the Net Income reflected on the 1997 Financial Statements delivered pursuant to Section 4.5 below. For purposes of making the adjustment required by this paragraph, Net Income shall be calculated consistent with the method used in determining the Cash Price Adjustment provided for in
Section 1.2 without giving effect to any of the adjustments causing a Cash Price Adjustment, it being acknowledged and agreed that the parties intend that any effects the calculation of the Cash Price Adjustment may have upon the Net Income shall be disregarded and not be double counted against the Seller.

              1.5.3  Timing of Contingent Stock Payment and Adjustments. The
                     --------------------------------------------------
number of Contingent Shares referred to in Section 1.4 and all of the Stock Adjustments described in Sections 1.5.1 and 1.5.2 shall be calculated on and as of the dates specified in such Sections. Nevertheless, the transfer of Common Stock required by Sections 1.4, 1.5.1 and 1.5.2, if any, may be deferred to a date selected by Buyer which shall be on or before June 15, 1999, (the "Adjustment Settlement Date"), or such later date necessitated by audit delays not within Buyer's reasonable control. On the Adjustment Settlement Date all required transfers shall be cumulated and/or offset against each other as the case may be.

2.      PURCHASE AND SALE OF ASSETS
        ---------------------------

        2.1   Transferred Assets. On the terms and subject to the conditions set
              ------------------
forth in this Agreement, at the Closing, as defined below, Seller shall sell, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Seller all of the right, title, and interest of Seller in and to all of the assets (the "Assets") of Seller, including but not limited to the following, subject to the exclusions set forth in Section 2.2:

              2.1.1    Tangible Personal Property.  All tangible personal
                       --------------------------
        property including, without limitation, furniture, fixtures, motor vehicles, equipment, machinery, product displays, advertising materials, merchandise, tools, supplies and computer hardware, software and related equipment, specifically described in Schedule 2.1.1.

              2.1.2    Inventory.  All inventories of raw materials, supplies,
                       ---------
        parts, work-in-progress, and finished goods of Seller, as described on
        Schedule 2.1.2, all as the same exists on the date of Closing.

              2.1.3    Accounts Receivable.  All of Seller's accounts
                       -------------------
        receivable as described on Schedule 2.1.3, all as the same exist on the date of Closing.

              2.1.4    Computer Programs.  Seller's rights in and to all
                       -----------------
        computer programs and systems owned by Seller, in which Seller has any rights or which are used in the Business, including data bases and their contents, operating specifications, magnetic tapes, discs, cards, records, files and documentation, and sets of statements or instructions, which may be used directly or indirectly in or with a computer in order to bring about a certain result (the "Computer Programs"). All such Computer Programs are described on Schedule 2.1.4.

              2.1.5    Contracts and Agreements.  Seller's rights under
                       ------------------------
        all open purchase and sales orders, contracts, agreements, understandings, leases, and licenses relating to the operation of the Business, including, but not limited to, maintenance and service agreements for equipment and agreements to maintain and update Seller's computer hardware and software, license and support agreements, leases for any premises locations (and any related security deposits). All such contracts and agreements are described on Schedule 2.1.5.

              2.1.6    Rights in Name.  All of Seller's ownership,
                       --------------
        possession, and rights in and to the names "Advantage Technology" and "Reflectolon" and any variations thereof.

              2.1.7    Goodwill.  The goodwill of the Business and the
                       --------
        right to use of all telephone lines, telephone numbers, facsimile numbers, and e-mail addresses used in connection with the Business. All such items are described on Schedule 2.1.7.

              2.1.8    Copyrights and Similar Property.  Seller's
                       -------------------------------
        ownership of or rights under copyrights, licenses, trade names, trademarks, name registrations, patents, and other intangible assets, including pending applications for same, all of which are specifically described in Schedule 2.1.8.

              2.1.9    Insurance Policies.  To the fullest extent assignable,
                       ------------------
        Seller's insurance policies covering the Business, Seller's employees, and the Assets, as described in Schedule 2.1.9.

              2.1.10   Books and Records.  Originals or true copies of
                       -----------------
        all books, records, books of account, ledgers and other documents and information relating to the Business, including, without limitation, accounting books and records, tax records, sales literature, customer and supplier lists, orders, project data, quotations and bids, credit files, correspondence, commission records, catalogues and product information of every kind.

              2.1.11   Actions Regarding Seller's Assets.  All choses in
                       ---------------------------------
        action and causes of action, claims and rights of recovery or setoff of every kind or character arising out of or attributable to any of the

        Assets on or prior to the Closing Date, including deposits, prepaid insurance and similar rights, irrespective of the date on which any such cause of action, claim or right may arise or accrue.

              2.1.12   Other Assets or Rights. Any other tangible personal
                       ----------------------
        property located at Seller's places of business as of the Closing Date and reasonably necessary for the operation of the Business.

        2.2   Excluded Assets and Obligations. The Assets and Assumed
              -------------------------------
     Liabilities shall not include the items of property and obligations listed in Schedule 2.2 (collectively, the "Excluded Assets" and "Excluded Obligations" respectively) and all choses in action and causes of action, claims and rights of recovery or setoff of every kind or character arising out of or attributable to any of the Excluded Assets on or prior to the Closing Date, irrespective of the date on which any such cause of action, claim or right may arise or accrue.

     3.  LIABILITIES.  Except for the Assumed Liabilities, as defined below,
         -----------
Buyer is not assuming or undertaking any liability of Seller. Seller shall indemnify and hold Buyer harmless from any claims, demands, costs or liabilities (including attorneys' fees and disbursements) relating to any liability of Seller other than the Assumed Liabilities. Buyer assumes and agrees to pay, perform and discharge only the following liabilities of Seller (the "Assumed Liabilities"), when and if due, and shall hold Seller harmless therefrom:

         3.1  Accounts Payable.  Seller's trade accounts payable listed in
              ----------------
     Schedule 3.1.

         3.2  Obligations under Assigned Contracts. Seller's obligations arising
              ------------------------------------
     and to be performed after the Closing under the contracts listed in
     Schedule 3.2 (the "Assigned Contracts").

         3.3  Funded Debt. All obligations of Seller for borrowed money as
              -----------
     reflected on the Financial Statements.

         3.4  Employment Matters.  All obligations for employee compensation and
              ------------------
     benefits, including without limitation, accrued vacation, sick leave, personal leave, pension or other retirement plan contributions and the like, as reflected on, and property reserved for in, the Financial Statements.

         3.5  Other Accruals.  All accrued but unpaid obligations of the Seller
              --------------
     as reflected on, and property reserved for in, the Financial Statements.

     4.  GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS.
         ---------------------------------------------------------------------
The Seller and the Shareholders jointly, severally and individually represent and warrant to Buyer as follows:

         4.1  Organization; Standing.   Seller is a corporation duly organized
              ----------------------
     and in good standing under the laws of the Commonwealth of Pennsylvania and
     (a) has all requisite corporate power and authority to carry on the Business as now conducted, (b) has all governmental and other authorizations, licenses, or permits necessary to carry on the Business as now conducted, (c) has no subsidiaries or affiliates and owns no security or similar interests in any corporation or other entity, (d) has delivered to Buyer complete and correct copies of its corporate charter and Bylaws as currently in effect, and (e) that it and its agents executing this Agreement have corporate and legal authority to enter into and consummate the transaction contemplated by this Agreement. Shareholders are the sole shareholders of the Seller.

         4.2  Authority; Binding Obligation.  Seller has taken all necessary
              -----------------------------
     corporate action to authorize the execution and performance of this Agreement by Seller. This Agreement, and each document executed by Seller in connection herewith, constitute the valid and binding obligations of Seller, enforceable in accordance with its terms, subject only to applicable bankruptcy, insolvency, and other laws affecting the rights of creditors generally, and the discretion of the courts in granting equitable remedies.

         4.3  No Violation.  The execution, delivery, and performance of this
              ------------
Agreement and the consummation of the transactions contemplated hereby by Seller will not conflict with or result in a breach of any provision of or default under, or give rise to any right of termination, cancellation or acceleration under the terms of, as the case may be, (a) Seller's corporate charter or Bylaws; (b) any mortgage, lien, lease, note, agreement, contract, commitment, license, permit or other instrument to which Seller is a party, or by which any of its Assets is bound, (c) any law, rule or regulation, or (d) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, domestic or foreign, nor is Seller aware of any violation of the above.

         4.4  Licenses and Permits. Seller has the licenses, permits, and
              --------------------
authorizations shown on Schedule 4.4 and all governmental licenses, permits, and authorizations (federal, state, and local) necessary to conduct the Business, including all state authorizations to transact business as a foreign corporation, and such licenses or permits are in full force and effect, no violations are or have been recorded in respect of any of such licenses or permits, and no proceeding is pending or threatened looking toward the revocation or limitation of any of such licenses or permits and Seller has complied with the antitrust laws as they relate to the purchase, distribution, and sale of its products and services, and with all other laws, rules, regulations and orders applicable to the Business.

         4.5  Financial Statements.  Seller has delivered to Buyer accurate and
              --------------------
complete copies of Seller's unaudited balance sheet as of December 31, 1997, and the related unaudited statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, (the "1997 Financial Statements") and Seller's unaudited balance sheet as of March 31, 1998 (the "Latest Balance Sheet"), and the related unaudited statements of income, stockholders' equity and cash flows for the three-month period then ended (the Unaudited Financial Statements"), certified by Seller's chief financial officer, (collectively the "Financial Statements"), copies of which are attached hereto as EXHIBIT B. The Financial Statements (a) represent actual bona fide transactions (b) have been prepared from the books and records of Seller in conformity with generally accepted accounting principles in the United States, and (c) accurately, completely, and fairly present, in all material respects, the financial position of Seller as of the respective dates thereof and the results of operations and cash flows for the periods then ended, subject to normal year-end adjustments, which will not be material in the aggregate. The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation. All financial projections, forecasts, and other forward looking information provided by Seller to Buyer were, as of their respective dates, prepared in good faith and on the basis that Seller believed to be reasonable.

         4.6  Records.  All accounts, books, ledgers, financial and other
              -------
records of any kind ("Records") of Seller have been fully, properly, and accurately maintained, to a standard appropriate for such Records, are in the possession of Seller; do not contain or reflect any material inaccuracies or discrepancies; and provide a fair and accurate representation of the Business.

         4.7  Absence of Certain Changes.  Since the date of the Latest Balance
              --------------------------
Sheet there has not been (a) any sale, purchase, transfer, or distribution of any material asset, or any other transaction, except in the regular course of business, (b) any increase in the compensation payable or to become payable by Seller to any of its officers, employees, or agents or any bonus payment or arrangement made to or with any officers, employees, or agents, (c) any mortgage, pledge, or other voluntary encumbrance of any asset of Seller, (d) any cancellation of debt or waiver or release of any right or claim of Seller, except in the ordinary course of business, (e) any labor dispute, or any event or condition of any character, materially and adversely affecting the Business or prospects for the Business. To the best of Seller's knowledge after investigation and diligent inquiry, since December 31, 1997, there has not been
(i) any material adverse change in Seller's financial condition, Assets, Assumed Liabilities or prospects for the Business, (ii) any obligation or liability incurred by

Seller except in the ordinary course of business, or (iii) any damage, destruction or loss, whether or not covered by insurance, materially affecting Seller's financial condition, Assets, or business prospects. To the best of Seller's knowledge after investigation and diligent inquiry, Seller has disclosed to Buyer all other events or conditions of any character that has or might have a material adverse effect on its condition, Business, Assets, or prospects. From the date of this Agreement until and through Closing, Seller will carry on the Business and activities diligently and in substantially the same manner as it has previously, with no material changes.

         4.8  Title to and Condition of the Assets. Seller has good and
              ------------------------------------
marketable title to all of its Assets being sold under this Agreement, all free and clear of all liens, pledges, charges, interests, encumbrances or title retention agreements of any kind or nature, except as set forth in Schedule 4.8. Except as set forth in Schedule 4.8, the properties owned, leased or used by Seller, are (a) in the case of tangible assets and properties, in good operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with industry practice, and (b) suitable for the purposes used, and adequate for the normal operation of the Business as presently conducted. Seller does not have any existing or contingent liabilities in respect of any properties previously occupied by it or in which it owned or held any interest, including, without limitation, leasehold premises assigned or otherwise disposed of.

         4.9  Customers and Suppliers. Schedule 4.9 contains a true and complete
              -----------------------
list of Seller's customers and suppliers for Seller's fiscal year ended December 31, 1997. To the best of Seller's knowledge, except as disclosed in Schedule 4.9, no customer and no such supplier has given Seller any indication of its desire to cancel or otherwise terminate or materially alter its relationship with Seller. Seller will use all reasonable efforts to preserve the present relationship with suppliers, customers, and others having business relationships with Seller prior to Closing.

         4.10 Employees - Consultants.  Attached as Schedule 4.10 is a true and
              -----------------------
complete list of Seller's current employees and consultants, including their names, addresses, telephone numbers, job descriptions, and compensation arrangements. Any employees employed, or consultants retained, pursuant to a written contract, covered by any collective bargaining agreement or who are members of any labor union or are represented by any collective bargaining agent are identified on Schedule 4.10 and copies of the current contracts or bargaining agreements have been furnished to Buyer. Except as set forth in
Schedule 4.10, to the best of Seller's knowledge, no employee or consultant has given notice or other indication to Seller of the desire or intent to terminate employment or consultation with Seller.

         4.11 Litigation.  Except as set forth on Schedule 4.11, there is no:
              ----------
(a) action, suit, claim, proceeding, or investigation pending of which Seller has received notice, or threatened against or affecting Seller or any of the Assets to be transferred, or before any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or (b) governmental investigation or inquiry pending or threatened against or affecting Seller, and to the best of Seller's knowledge, there is no basis for any of the foregoing. Except as set forth on Schedule 4.11, each of the claims, actions, suits, proceedings, and investigations listed on Schedule 4.11 has been reported to the proper insurance carrier in accordance with the applicable insurance policy, if any, and as necessary to insure coverage thereof and has been accepted for coverage by the applicable insurer.

         4.12 Contracts. Schedule 4.12 contains a list of every material agreement, contract, lease, commitment, note, arrangement, or understanding (the "Contracts") to which Seller is a party or by which Seller or any of the Assets is bound. Each Contract is valid, in full force and effect, enforceable in accordance with its terms, and fully assignable to Buyer. Seller is not aware of any event that would give rise to a breach or default under any of the Contracts. There is no outstanding notice of default, breach, cancellation, or termination in connection with any of the Contracts, and no other party has asserted any claims arising out of or in connection with the Contracts. Correct and complete copies of the Contracts have been furnished to Buyer.

         4.13 No Bankruptcy.  Seller has not filed for any form of relief under
              -------------
the United States Bankruptcy Code or analogous state laws, is not insolvent, and has not made a general assignment or composition with respect to creditors. No order, execution, or other process has been levied against Seller in any action taken to repossess goods in any material amount. No steps have been taken for the appointment of a receiver of any part of Seller's property.

         4.14  Tax Returns.  Except as set forth on Schedule 4.14, Seller has
               -----------
filed all tax returns and reports, each of which is accurate, required to be filed by it with all taxing authorities to which it is subject and paid or provided for all taxes shown to be due on such returns or otherwise. Seller has no knowledge of any deficiency or additional tax or charge proposed to be assessed against it or its Assets. Seller has not executed any agreements for extension of time for the assessment or payment of any tax, nor is Seller aware of any action, pending or contemplated, by any taxing authority to collect any outstanding taxes due.

         4.15  Environmental Liability. Seller has no responsibility for the
               -----------------------
use, discharge, clean-up, abatement or other responsibility under any applicable federal, state, or local environmental protection statute or regulation. Except as set forth on Schedule 4.15, Seller does not use and has never used or stored hazardous or environmentally regulated substances in the conduct of the Business.

         4.16  Compliance With Zoning/Planning/Safety Regulations.  The use of
               --------------------------------------------------
all of the properties in or on which Seller conducts the Business, and all machinery and equipment therein and the conduct of any business therein complies in all respects with all applicable zoning, planning, and safety statutes, regulations and rules.

         4.17  Employment and Employment Practices.  Seller is in full
               -----------------------------------
compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment and is not engaged in any prohibited unfair labor practice. There is no labor strike, dispute, slowdown, or work stoppage actually pending or threatened against or involving Seller, nor has Seller experienced any work stoppage or any other labor dispute during the last three years.

         4.18  Receivables.  Except as set forth on Schedule 4.18, all accounts
               -----------
receivable being transferred to Buyer have arisen in the ordinary course of business, represent valid obligations to Seller, and, subject only to consistently recorded reserves or provisions for bad or doubtful debts, have been collected or are presently collectible in the aggregate recorded amounts thereof in accordance with their terms.

         4.19  Inventory and Supplies.  Seller's inventory and supplies to be
               ----------------------
transferred to Buyer are in usable or saleable condition in the ordinary course of business, subject only to reserves for obsolescence reflected on the Latest Balance Sheet or in Seller's other books and records.

         4.20  Intellectual Property.  Except as set forth on Schedule 4.20,
               ---------------------
Seller has no patents, patent rights, patent applications, licenses of intellectual property as licensee, trademarks, trademark rights, trade names, trade name rights, service mark rights, copyrights, unpatented discoveries, processes, or inventions or similar rights (collectively the "Intellectual Property"), nor requires any such rights in order to conduct the Business. Unless otherwise indicated on Schedule 4.20, Seller owns the entire right, title, and interest in and to the Intellectual Property and technology used in the Business (including, without limitation, the exclusive right to use and license same) and each item constituting part of the Intellectual Property which is owned by Seller, has been, to the extent indicated on Schedule 4.20, duly registered with, filed in or issued by the trademark or patent office or such other governmental entity, domestic or foreign, as are indicated on Schedule 4.20, and such registrations, filings and issuances remain in full force and effect. Except as stated on Schedule 4.20, there are no pending or threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. Seller's rights to its proprietary software is free and clear of any claims of any employees, consultants, or outside programmers.
Schedule 4.20 lists all notices of or claims currently pending or received by Seller during the past two years that claim infringement, contributory infringement, inducement to infringe, misappropriation or breach by Seller of any domestic or foreign patent, patent application, patent, software or know-how license, trade name, trademark, copyright, service mark, trademark registration or application, service mark registration or application, copyright registration or application, trade secret or other confidential proprietary information. Except as disclosed on Schedule 4.20, to the best of Seller's knowledge after due investigation and inquiry, Seller is not infringing, or otherwise acting adversely to, the right of any person under or in respect to any patent, license, trademark, trade name, service mark, copyright, or similar intangible right.

         4.21  Insurance.  Seller's properties and Business are and continuously
               ---------
have been insured by licensed insurers. Seller will cooperate, to the extent possible, to assure that the insurance coverage provided by such insurance policies will not in any respect be affected by, and will not terminate or lapse merely by reason of, the execution and delivery of this Agreement or the consummation of the transactions described herein. All such policies, including the amounts and terms of coverage and an indication of whether they are assignable, are set forth on Schedule 4.21. Copies of such policies have been furnished to Buyer.

         4.22  Employee Benefit Plans.  Except as listed on Schedule 4.22,
               ----------------------
Seller has not adopted any retirement, profit sharing, deferred compensation, stock option, bonus, group or individual medical, dental, health, life insurance, survival benefit, or similar plan or arrangement covering all or any of its employees. Copies of such plans, identified on Schedule 4.22, have been furnished to Buyer. Each of the arrangements set forth on Schedule 4.22 is referred to as an "Employee Benefit Plan." Each Employee Benefit Plan is and has been maintained and operated in compliance in all material respects with the terms of the respective plans and with the requirements imposed by applicable law. Except as set forth on Schedule 4.22, there is no pending or threatened legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or any fiduciary or service provider and to the best of Seller's knowledge, there is no basis for any such legal action or proceeding. Except as set forth on Schedule 4.22, there is no liability, contingent or otherwise, for any Employee Benefit Plan other than insurance premiums satisfied in due course. Each Employee Benefit Plan for which a separate fund is or is required to be maintained, has been fully funded as required by the terms of the Plan as of the end of the most recently completed plan year. The execution of this Agreement and the consummation of the transactions contemplated will not result in (a) any payment (whether severance pay or otherwise) becoming due from any Employee Benefit Plan, or result in the vesting, acceleration of payment, or increases in the amount of benefit, or (b) the employees, officers, and/or directors of Buyer, as the owner of the Business of Seller, becoming eligible to receive benefits under such Employee Benefit Plans pursuant to the terms of such Plans or under applicable law.

         4.23  Warranty Claims.  There are no unresolved claims or claims
               ---------------
asserted or threatened by Seller's customers for breach of express or implied warranty, misrepresentation, or any other claims based on a defect in or failure of services or products sold or leased by Seller.

         4.24  Computer Programs.  To the best knowledge of the Seller and the
               -----------------
Shareholders, based upon diligent investigation and inquiry, all computer or computer related hardware or software transferred as part of the Assets (the "Computer System") is millennium compliant. For purposes of this section "millennium compliant" means that the Computer System (a) allows for the input of all dates in a four-digit format; (b) provides date output in a four-digit format; (c) accommodates same-century and multi-century date related formulas and calculations (including leap year calculations); (d) function accurately and without interruption before, during, and after January 1, 2000, and (e) responds to two-digit date input in a way that resolves any ambiguity as to century.

         4.25  No Finder's Fee.  No finder, broker, agent, or other intermediary
               ---------------
has acted for or on behalf of Seller in connection with the negotiation or consummation of the transactions contemplated hereby.

         4.26  Full Disclosure.  Seller has provided Buyer with full access to
               ---------------
all Assets, books, accounts, records, and documents of or relating to Seller, the Business and Assets. No representation or warranty of Seller contained in this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not false or misleading. There is no fact known to Seller that materially or adversely affects or in the future may materially or adversely affect the Business, Assets to be transferred, or operations of Seller that has not been set forth in this Agreement.

      5.   REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS WITH
           ------------------------------------------------------------------
RESPECT TO THE ACQUISITION OF THE SHARES.  In connection with the Seller's
----------------------------------------
acquisition of the Initial Shares, Contingent Shares, if any, and Adjustment Shares, if any (collectively, the "Shares"), the Seller and the Shareholders jointly, severally and individually represent and warrant as follows:

           5.1   Sophistication; Investment Intent.  Seller possesses the
                 ---------------------------------
     experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of the investment in the Shares. Seller has determined that the acquisition of the Shares is appropriate for Seller. Seller is acquiring the Shares for its own account, for investment, and not as a distributor of securities.

           5.2   Availability of Public Documents.  Seller acknowledges that
                 --------------------------------
     OpSec has made available to Seller copies of OpSec's annual report on Form 10-KSB for the year ended March 31, 1997, quarterly reports on Form 10-QSB for the quarters ended June 30, 1997, September 30, 1997, and December 31, 1997, any current reports on Form 8-K filed to date, and press releases from 1997 to date (collectively, the "Public Documents"). Except as set forth in the Public Documents, no representations, assurances, or warranties have been made to the Seller, by OpSec or the Buyer, or by any of their officers, directors, agents, employees, or affiliates, nor anyone else on their behalf, concerning, among other things, future profitability of OpSec or the Buyer, or the tax consequences of the Seller's ownership of the Shares, and in acquiring the Shares, the Buyer is not relying upon any information, other than that contained in the Public Documents, and the results of its own independent investigation.

           5.3   Unregistered Shares.  Seller is aware that the Shares have not
                 -------------------
     been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws or regulations in reliance upon exemptions under the Securities Act and under exemptions under state law. The Seller understands that it may not sell the Shares unless they are registered or if an exemption from registration under the Securities Act, such as by reason of Rule 144 thereunder, and any applicable state securities laws or regulations, is available; the availability of which must be established to the satisfaction of OpSec.

           5.4   Restrictive Legend.  Seller agrees that a legend may be placed
                 ------------------
     on any certificate or certificates evidencing the Shares, stating the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transfers on sales thereof; and the Company may place stop transfer instructions against the Shares and the certificates evidencing the Shares to restrict their transfer, except as prescribed by the Securities Act.

           5.5   Opportunity to Discuss Terms.  Seller and the Shareholders have
                 ----------------------------
     been provided the opportunity to discuss the terms and conditions of the Shares and the business of the Buyer and OpSec with members of the Buyer's and OpSec's management and to review all relevant financial information, books, records, and other information concerning the Buyer, OpSec, and the Shares, including the Public Documents, such that the Seller and the Shareholders are familiar with the business, finances, and general prospects for the future of the Buyer and OpSec which they may consider significant for the purposes of making an investment in the Shares.

     6.  REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and warrants
         ---------------------------------------
as follows:

           6.1   Good Standing; Organization.  Buyer is a corporation duly
                 ---------------------------
     organized, validly existing, and in good standing under the laws of the state of Colorado, and has the power and authority to execute and perform this Agreement. Buyer is a wholly-owned subsidiary of OpSec, a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado.

           6.2   Authority; Binding Obligation.  Buyer has, by all necessary
                 -----------------------------
     corporate actions, duly authorized the execution and performance of this Agreement. This Agreement and each document executed by Buyer in connection herewith constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally, and the discretion of the courts in granting equitable remedies. Upon satisfaction of the Conditions Precedent to Buyer's Performance described in Section 7, Buyer's execution of this Agreement will not conflict with, result in a breach of any provision of, or default under any contractual or other obligation to which Buyer is a party or by which Buyer is bound, and will not conflict with any provision of Buyer's Articles of Incorporation or Bylaws.

           6.3   Governmental Consents.  No consent, approval or authorization
                 ---------------------
     of, or registration, designation, or filing with any governmental authority, federal or other, on the part of Buyer, is required in connection with the acquisition of the Assets and the consummation of the transactions contemplated by this Agreement.

           6.4   No Finder's Fee.  Except for Donaldson, Lufkin & Jenrette
                 ---------------
     Securities Corporation, for whose fees, if any, Buyer shall be responsible, no finder, broker, agent or other intermediary has acted for or on behalf of Buyer in connection with the negotiation or consummation of the transactions contemplated hereby.

           6.5   OpSec SEC Documents and Financial Statements.
                 --------------------------------------------

                 6.5.1 OpSec has timely filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission ("SEC") since registering a class of its securities under the Securities Exchange Act of 1934 ("Exchange Act") (the "OpSec SEC Documents"). As of their respective dates (or, with respect to any amendment to the OpSec SEC Documents, as of the date of the filing of such amendment), the OpSec SEC Documents complied with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such OpSec SEC Documents, and none of the OpSec SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 6.5.2 The consolidated financial statements of OpSec included in the OpSec SEC documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of OpSec and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders' equity and consolidated cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal recurring adjustments, none of which is material).

                 6.5.3 Except as disclosed in Schedule 6.5.3, neither OpSec nor any of its subsidiaries has any absolute, accrued, contingent or other liabilities or obligations due or to become due, and there are no claims or causes of action (including but not limited to those relating to any OpSec benefit plan that have been or, to the knowledge of OpSec and the Buyer , may be asserted against OpSec or any of its subsidiaries, except (i) as and to the extent reflected or reserved against on the balance sheet included in OpSec's Annual Report on Form 10-K for the year ended March 31, 1997 (the "OpSec Base Balance Sheet"), or included in the notes to the OpSec Base Balance Sheet, (ii) for normal and recurring liabilities incurred since March 31, 1997, in the ordinary course of business consistent with past practice, and (iii) for such other liabilities and obligations that are not in the aggregate reasonably likely to have a material adverse effect on OpSec's financial position or results of operations as reported.

                 6.5.4  Absence of Certain Changes or Events. Except as
                        ------------------------------------
           disclosed in the Schedule 6.5.4, since the date of the OpSec Base Balance Sheet, OpSec and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which has had or which would have a material adverse effect on OpSec's financial position or results of operations as reported, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of OpSec's outstanding capital stock (other than regular quarterly cash dividends in accordance with OpSec's present dividend policy), or (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance of the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of, its outstanding capital stock.

     7.  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE.  The obligation of Buyer
         -------------------------------------------
to close this Agreement is subject to the satisfaction of the following conditions at or before Closing except to the extent waived in writing by Buyer at Closing:

         7.1   Representations and Warranties True. Except as otherwise
               -----------------------------------
     permitted by this Agreement, all representations and warranties of Seller contained herein shall be correct on and as of the Closing Date as though made at that time.

         7.2   Covenants and Agreements Performed. Seller shall perform or cause
               ----------------------------------
     to be performed, satisfy, and comply with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before Closing.

         7.3   Financing. Buyer shall have obtained sufficient capital or
               ---------
     financing on terms and conditions satisfactory to Buyer in its sole and absolute discretion on or before May 30, 1998. Buyer shall use its best efforts to complete its capital raising or financing by such date, but, in the event completion is delayed by circumstances not reasonably within Buyer's control, this date may be extended to June 15, 1998. If Buyer has not obtained sufficient capital or financing by such date, this Agreement shall be deemed terminated unless Seller and the Shareholders shall have agreed in writing to a further extension.

         7.4   Approval of Counsel to Buyer.  All legal matters in connection
               ----------------------------
     with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Lohf, Shaiman & Jacobs, P.C., legal counsel to Buyer.

         7.5   Due Diligence. The due diligence review to be conducted by Buyer
               -------------
     prior to the Closing with respect to Seller, and the representations, warranties, covenants, and agreements made by Seller in this Agreement, shall have been completed and the results thereof shall be reasonably satisfactory to Buyer and its counsel. The representations and warranties of Seller shall remain binding and enforceable, notwithstanding Buyer's satisfaction with its due diligence review, and shall be unaffected by any information actually or allegedly discovered, or able to be discovered, during such review.

         7.6   Employment Agreements. Key management employees of Seller shall
               ---------------------
     have entered into employment agreements with Buyer on terms satisfactory to the parties in their sole and absolute discretion.

         7.7   Asset Information. Seller shall have delivered to Buyer detailed
               -----------------
     information about the Assets, including, cost, description, book value, market value, location, age, condition, and such other information reasonably requested by Buyer.

         7.8   Audited Financials. Buyer shall have received written
               ------------------
     confirmation from Seller's independent auditors that the books and records of Seller can be audited for the calendar years ending December 31, 1996, 1997 and the four-month period ending April 30, 1998, and that such audits will be delivered to the Buyer on or before ninety (90) days after Closing.

         7.9   Legal Proceedings. No proceeding shall, on the Closing Date, be
               -----------------
     pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.10  Consents. Buyer shall have obtained all necessary approvals from
               --------
     its directors, shareholders, lenders, and state, municipal, and other governmental authorities.

     8.  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE.  The obligation of Seller
         --------------------------------------------
to close this Agreement is subject to the satisfaction of the following conditions at or before Closing except to the extent waived in writing by Seller at Closing:

         8.1   Representations and Warranties True. Except as otherwise
               -----------------------------------
     permitted by this Agreement, all representations and warranties of Buyer contained herein shall be correct on and as of the Closing Date as though made at that time.

         8.2   Covenants and Agreements Performed.  Buyer shall perform or cause
               ----------------------------------
     to be performed, satisfy, and comply with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before Closing.

         8.3   Approval of Counsel to Seller.  All legal matters in connection
               -----------------------------
     with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Reed Smith Shaw & McClay LLP, legal counsel to Seller.

         8.4   Employment Agreements.  Key management employees of Seller shall
               ---------------------
     have entered into employment agreements with Buyer on terms satisfactory to the parties in their sole and absolute discretion.

         8.5   Legal Proceedings. No proceeding shall, on the Closing Date, be
               -----------------
     pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.6   Consents. Seller shall have obtained all necessary approvals from
               --------
     its directors, shareholders, lenders, and state, municipal, and other governmental authorities.

         8.7   Buyer Financing.  Buyer shall have obtained the capital or
               ---------------
     financing required by Section 7.3.

         9.    RISK OF LOSS.  Seller shall assume all risk of loss, destruction,
               ------------
damage or other casualty up to the date and time of Closing, other than normal wear and tear and use in the normal course of business. If the loss, destruction or damage due to fire or other casualty up to the date and time of Closing is not of such nature as to curtail or interrupt the business, as determined by Buyer, the purchase price shall be adjusted to reflect such loss, destruction or damage and shall be subject to the further agreement of the parties, if any, as of the date and time of Closing.

     10. PRICE ALLOCATION.  For purposes of this Agreement, and as required by
         ----------------
the Internal Revenue Code of 1986, as amended, the purchase price shall be allocated to the Assets in accordance with the fair market value of the Assets to be purchased. The price allocation shall be in the form of the allocation set forth on Schedule 10 attached hereto.

     11. TAX REPORTING.  The parties agree that they each will report all
         -------------
aspects of this sale for Internal Revenue Service, state and local sales and use tax purposes in strict accordance with the allocation provided for in Section
10. Seller shall pay any and all sales and/or use taxes assessed or assessable as a result of this Agreement.

     12. PRORATION.  To the extent not reflected and reserved for in the
         ---------
Financial Statements, personal property taxes and the like shall be prorated as of the effective date of Closing.

     13. CLOSING.
         -------

         13.1  General.  Closing of the transfer of Seller's Assets and Buyer's
               -------
assumption of the Assumed Liabilities shall take place at the offices of Lohf, Shaiman & Jacobs, P.C., 950 South Cherry Street, Suite 900, Denver, Colorado 80246, or such other place as the parties determine, on or before May 31, 1998, unless automatically extended for the financing contingency provided for in
Section 7.3, effective and the Effective Date, unless extended by written agreement of the parties (the "Closing"; the date of such Closing, the "Closing Date"). All actions taken at Closing shall be considered to be taken simultaneously and no document, agreement or instrument shall be considered to be delivered until all items which are to be delivered have been delivered.

         13.2  Closing Transactions.  At Closing, the following will occur:
               --------------------

               13.2.1 Seller and Buyer will execute a general assignment and bill of sale substantially in the form attached as EXHIBIT C hereto, whereby Seller conveys, transfers, assigns and delivers the Assets and Assigned Contracts to Buyer.

               13.2.2 Seller will deliver assignments of its premises leases, together with any and all required landlord consents or waivers to each such assignment and estoppel certificates from each landlord in form and substance satisfactory to Buyer.

               13.2.3 Seller will execute and/or deliver to Buyer such other deeds, bills of sale, assignments, endorsements, and other instruments of transfer in the form and substance satisfactory to Buyer as shall be necessary to vest in Buyer title to the Assets.

               13.2.4 Seller will deliver to Buyer a certified copy of the resolutions adopted by its board of directors and shareholders authorizing the execution and performance of this Agreement.

               13.2.5 Seller and the Shareholders will execute and deliver a certificate that all of their warranties and representations are true, correct and enforceable as of the Effective Date and as of Closing.

               13.2.6 Buyer will deliver to Seller, an opinion of Buyer's legal counsel, substantially in the form attached as EXHIBIT D.

               13.2.7 Seller and Buyer will execute and deliver the non-competition and confidentiality agreement required by Section 16.

               13.2.8 Buyer will pay the purchase price to the extent due at Closing as provided in Section 1.

               13.2.9 Buyer will execute and deliver to Seller the Registration Rights Agreement.

               13.2.10 Seller will deliver to Buyer, an opinion of Seller's legal counsel, substantially in the form attached as EXHIBIT E.

               13.2.11 The parties will execute and deliver such other documents as may reasonably be required to carry out the intent of the transaction contemplated by this Agreement.

14.      EXPENSES OF SALE. Buyer and Seller shall each be responsible for their
         ----------------
own legal and accounting fees and other expenses incident to the Closing of this transaction.

15.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.
         --------------------------------------------

         15.1  Survival. The representations and warranties of the parties
               --------
contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto, shall survive the Closing, regardless of any investigation made by or on behalf of any party.

         15.2  Indemnification by Seller and the Shareholders. Seller and the
               ----------------------------------------------
Shareholders jointly, severally and individually, shall defend, indemnify, and hold harmless Buyer, OpSec, each director, officer, employee, or agent of Buyer, or OpSec, their subsidiaries, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Buyer Group"), from and against payment of any claim made by any creditor or other person or entity (except for a claim for payment of the Assumed Liabilities), or otherwise arising, in connection with (a) the Business prior to the Closing, (b) the assertion by any third party of any claim relating to the Assets arising or incurred prior to the Closing, and (c) any and all loss connected with any breach of Seller's representations, warranties or obligations hereunder (including claims made under any applicable bulk sales laws). In the event of claim by any creditor or other person or entity subject to this section, Buyer shall provide Seller and the Shareholders with written notice of such claim in the manner set forth in paragraph 18.1 below, within ten days of Buyer's or OpSec's receipt of the claim. Thereafter, Seller and the Shareholders shall have a period of five days within which to notify Buyer and OpSec, in the manner provided for in paragraph 17.1, that they desire to intercede on Buyer's and OpSec's behalf and defend the claim at their sole cost (including without limitation, payment of any damages awarded or agreed to, interest, penalties, court costs, and attorneys' fees). If Seller and the Shareholders fail to so notify Buyer and OpSec and to defend the claim, Buyer and OpSec may defend such claim at their cost and maintain an action against Seller to recover all damages, interest, penalties, court costs, and attorneys' fees incurred.


         15.3  Indemnification by Buyer. Buyer shall defend, indemnify, and hold
               ------------------------
harmless Seller, each director, officer, employee, or agent of Seller, its subsidiaries, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns, from and against payment of any claim made by any creditor or other person or entity, or otherwise arising, in connection with (a) Buyer's operation of the Business on or after the Closing,
(b) the assertion by any third party of any claim relating to the Assets arising or incurred on or after the Closing, and (c) any and all loss connected with any breach of Buyer's representations, warranties or obligations hereunder. In the event of claim by any creditor or other person or entity subject to this section, Seller shall provide Buyer with written notice of such claim in the manner set forth in paragraph 17.1 below, within ten days of its receipt of the claim. Thereafter, Buyer shall have a period of five days within which to notify Seller in the manner provided for in paragraph 17.1 that it desires to intercede on Seller's behalf and defend the claim at its sole cost (including without limitation, payment of any damages awarded or agreed to, interest, penalties, court costs, and attorneys' fees). If Buyer fails to notify Seller and to defend the claim, Seller may defend such claim at its cost and maintain an action against Buyer to recover all damages, interest, penalties, court costs, and attorneys' fees incurred.

         15.4  Limitation on Indemnification. No payment shall be required to be
               -----------------------------
made by Seller pursuant to Section 15.2, unless, and only to the extent that, the amount of damages suffered by the Buyer and/or its parent companies in connection with such claims, together with all claims asserted therewith or previously asserted under Section 15.2, exceeds $25,000.00 in the aggregate.

16.      ADDITIONAL AGREEMENTS AND COVENANTS.
         -----------------------------------

         16.1  Access to Information. Between the Effective Date hereof and the
               ---------------------
Closing, Seller shall conduct the Business on behalf and for the account and benefit of Buyer. Seller (i) shall give Buyer and its authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records, of the Seller; (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require; and (iii) shall cause the Seller's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Seller and the Business as Buyer may from time to time reasonably request; provided, however, that neither any investigation conducted by Buyer pursuant to this section nor the results thereof shall affect any representation or warranty of Seller contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith (the "Ancillary Documents") or Buyer's ability to rely thereon; and provided further that Seller shall have the right to have a representative present at all times of any such inspections, interviews, and examinations conducted at or on the offices or other facilities or properties of the Seller or its affiliates or representatives.

         16.2  Conduct of Business of Seller. During the period from the
               -----------------------------
Effective Date of this Agreement to the Closing Date, or the date, if any, on which this Agreement is earlier terminated, Seller shall conduct the Business on behalf and for the account and benefit of Buyer, and only according to its ordinary and usual course. Seller shall use its best efforts to preserve intact its business organization, keep available the services of its officers, employees, and consultants, and to maintain satisfactory relationships with licensors, suppliers, distributors, lessees, customers, and others having business relationships with it. Except as may be first approved by Buyer, or as is otherwise permitted or required by this Agreement, Seller will refrain from making any pension, retirement or insurance payment or arrangement, and from agreeing to pay any bonus to accrue after the Effective Date to or with any such persons except those that may have already been accrued; and (c) refrain from entering into any contract or commitment, or buy or sell inventory or equipment, except in the ordinary course of business. During the period from the date of this Agreement to the Closing Date, Buyer and Seller shall confer on a regular and frequent basis to report material operational matters and to report the general status of ongoing operations. Seller shall notify Buyer of any unexpected emergency. Seller shall not change the normal course of the Business or the operation of its properties without the prior consent of the Buyer. Seller shall notify Buyer promptly of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings, or submissions involving any material property of Seller, keep Buyer fully informed of and allow Buyer to participate in such events, and provide Buyer's representatives prompt access to all materials prepared in connection therewith.

         16.3  Confidentiality. Between the date hereof and the Closing, each
               ---------------
party shall hold in confidence all information obtained in the course of such party's investigation and due diligence review in connection with this Agreement, on the terms and subject to the conditions contained in the letter of intent dated April 7, 1998.

         16.4  Acquisition Proposals. From and after the date of this Agreement
               ---------------------
until the earlier of the Closing or the termination of this Agreement, neither the Seller nor any affiliate, director, officer, employee, or representative of Seller shall, directly or indirectly, (i) solicit, initiate, or knowingly encourage any Acquisition Proposal (as hereinafter defined) or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Seller or the Business to, any person that is considering making or has made an Acquisition Proposal. Seller shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such person who has previously entered into a confidentiality agreement in connection with an Acquisition Proposal to return to Seller all confidential information previously furnished to such person by or on behalf of Seller. If Seller shall hereafter receive any Acquisition Proposal, Seller shall immediately communicate the terms of such proposal to Buyer. The term "Acquisition Proposal", as used in this Section 16.3 means any offer or proposal for or any indication of interest in, a merger or other business combination involving the Seller or the acquisition of any equity interest in, or substantial portion of the assets of, the Seller other than the transactions contemplated by this Agreement.

         16.5  Third Party Consents. Seller shall use its reasonable best
               --------------------
efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with all third parties (including all governmental entities) that are necessary, required, or deemed by Buyer to be desirable to enable Seller to transfer the Assets to Buyer as contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section 16.4 shall be borne by Seller.

         16.6  Reasonable Best Efforts. Each party agrees that it will not
               -----------------------
voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable law to consummate the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any governmental entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to defend, and cooperation in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Seller shall cooperate with and assist Buyer and its authorized representatives in order to provide an efficient and orderly transfer of the Assets and to avoid any undue interruption in the activities and operations of the Business following the Closing.

         16.7  Covenant Not to Compete. At Closing, Seller and the Shareholders
               -----------------------
will execute and deliver to Buyer a non-competition and confidentiality agreement substantially in the form attached as EXHIBIT F (the "Non-competition and Confidentiality Agreement").

         16.8  Amendment of Schedules. Each party agrees that, with respect to
               ----------------------
the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 7.1 and 8.1 have been fulfilled, the Schedules hereby shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

17.  MISCELLANEOUS.
     -------------

         17.1  Notices. Any notices provided or required under the terms of this
               -------
Agreement shall be effective immediately when provided by verified facsimile transmission or personal delivery, or five days after being sent by first class mail or recognized courier, and addressed as follows:

         If to Seller,

                Advantage Technology, Inc.
                Attention: Michael F. Brennan, President
                1809 Olde Homestead Lane
                P.O. Box 10155
                Lancaster, Pennsylvania  17606-0155
                Facsimile:  (717) 293-4117

        with a copy to,

                Michael L. Hund, Esq.
                Reed Smith Shaw & McClay LLP

                Ninth Floor
                213 Market Street
                Harrisburg, Pennsylvania  17101-2132
                Facsimile:  (717) 236-3777


         If to the Shareholders:

                Michael L. Brennan
                676 Patriot Lane
                Lancaster, PA 17601
                Facsimile:  (717) 293-4117

                Joseph G. Lyall
                1512 Hillcrest Road
                Lancaster, PA 17603
                Facsimile:  (717) 293-4117



         If to Buyer,

                OpSec Advantage, Inc.
                Attention:  Mark Turnage, President
                535 16th Street, Suite 920
                Denver, Colorado  80202
                Facsimile:  (303) 534-1010

         with a copy to

                Charles H. Jacobs
                Lohf, Shaiman & Jacobs, P.C.
                950 South Cherry Street, Suite 900
                Denver, Colorado  80246
                Fax:        (303) 753-9997

         17.2  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO WITHOUT REFERENCE TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE APPICATION OF THE LAW OF ANY OTHER JURISDICTION. VENUE FOR ANY PROCEEDING BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT SHALL BE PROPER IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO.

         17.3  Succession. This Agreement shall be binding upon and shall enure
               ----------
to the benefit of the parties, their successors, assigns and legal representatives.

         17.4  Entireties. This Agreement constitutes the entire agreement
               ----------
between the parties. No modification of this Agreement shall be binding unless in writing and signed by both parties, and recorded by a notary if necessary.

         17.5  Severability. If any provision of this Agreement is found to be
               ------------
illegal, or unenforceable for any reason whatsoever, this Agreement shall be interpreted and construed without reference to such provision, and the balance of this Agreement shall remain in full force and effect.

         17.6  Cooperation. The parties agree to execute such additional
               -----------
documents and take such actions as may be required to effectuate the purposes of this Agreement.

         17.7  Paragraph Headings. The paragraph headings are inserted in this
               ------------------
Agreement for convenience only and are not intended to affect the terms of this Agreement.

         17.8  Press Releases and Public Announcements. No party shall issue any
               ---------------------------------------
press release nor make any public announcements relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer.

         17.9  Personal Jurisdiction. Seller hereby irrevocably submits to the
               ---------------------
jurisdiction of the courts of the state of Colorado and the federal courts of the United States of America located in the state of Colorado, in respect to the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waives and agrees not to assert as a defense in any action, suit, or proceeding, for the interpretation or enforcement hereof, or of any such document, that it is not subject thereto or such action, suit, or proceeding not be brought or is not maintainable in said courts, or that the venue thereof may not be appropriate or that this Agreement or any such documents may not be enforced in or by said court.

         17.10 Counterparts; Facsimile Signatures. This Agreement may be
               ----------------------------------
executed in counterparts, each of which shall be deemed an original and which together shall constitute a single instrument. This Agreement and each document related hereto may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

         17.11 Remedies - Attorneys' Fees. If any party obtains or engages an
               --------------------------
attorney or attorneys for the purpose of enforcing its rights under the terms of this Agreement for negotiation, litigation, arbitration, or other alternative dispute resolution procedure, the prevailing party shall be entitled to recover their or its attorneys' fees, costs, and disbursements in addition to any other relief sought or awarded.

         17.12 Time. Time is of the essence of this Agreement.
               ----

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                SELLER:

                                ADVANTAGE TECHNOLOGY, INC.



                                By:  /s/ Michael F. Brennan
                                   ----------------------------
                        Michael F. Brennan, President



                                BUYER:

                                OPSEC ADVANTAGE, INC.

                                By:  /s/ Mark Turnage
                                   ----------------------------
                        Mark Turnage, Vice President


                                THE SHAREHOLDERS:



                                /s/ Michael F. Brennan
                                   ----------------------------
                        Michael F. Brennan



                                /s/ Joseph G. Lyall
                                   ----------------------------
                        Joseph G. Lyall


Optical Security Group, Inc., hereby acknowledges, confirms, adopts and affirms all of Buyer's representations and warranties set forth in the foregoing Agreement as if it made such representations and warranties itself.


                                OPTICAL SECURITY GROUP, INC.



                                By:  /s/ Mark Turnage
                                   ----------------------------
                        Mark Turnage, President